AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1996


                                                      REGISTRATION NO. 333-04841
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                                SIMMONS COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                         2515                        06-1007444
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
             of                 Classification Code Number)        Identification No.)
      incorporation or
        organization)

                              -------------------

                        ONE CONCOURSE PARKWAY, SUITE 600
                             ATLANTA, GEORGIA 30328
                                 (770) 512-7700
              (Address, including zip code, and telephone number,
  including area code, of registrant's and co-registrant's principal executive offices)
                              -------------------

                               JONATHAN C. DAIKER
              EXECUTIVE VICE PRESIDENT-FINANCE AND ADMINISTRATION
                          AND CHIEF FINANCIAL OFFICER
                                SIMMONS COMPANY
                        ONE CONCOURSE PARKWAY, SUITE 600
                             ATLANTA, GEORGIA 30328
                                 (770) 512-7700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                                WITH COPIES TO:
                            CHARLES K. MARQUIS, ESQ.
                             J. KEITH MORGAN, ESQ.
                            GIBSON, DUNN & CRUTCHER
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED
                                                 PROPOSED        MAXIMUM
                                                 MAXIMUM        AGGREGATE
   TITLE OF EACH CLASS OF       AMOUNT TO     OFFERING PRICE     OFFERING       AMOUNT OF
 SECURITIES TO BE REGISTERED  BE REGISTERED    PER UNIT(1)       PRICE(1)    REGISTRATION FEE
10 3/4% Series A Senior
  Subordinated Notes due
2006.........................   $100,000,000       100%        $100,000,000     $34,485.00

(1) Estimated pursuant to Rule 457(f) solely for the purposes of calculating the registration fee.
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                SIMMONS COMPANY
        CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K


           FORM S-4 ITEM NUMBER AND CAPTION            LOCATION IN PROSPECTUS
           ---------------------------------           ----------------------

                            A. INFORMATION ABOUT THE TRANSACTION
  1.  Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus....  Forepart of the Registration Statement;
                                                    Outside Front Cover Page of the
                                                    Prospectus

  2.  Inside Front and Outside Back Cover Pages
      of Prospectus.............................  Inside Front Cover Page of Prospectus;
                                                    Outside Back Cover Page of Prospectus

  3.  Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges........  Summary; Risk Factors; Selected Historical
                                                    and Pro Forma Financial Data

  4.  Terms of the Transaction..................  The Exchange Offer; Description of Notes;
                                                    Certain Federal Income Tax
                                                    Considerations; Plan of Distribution

  5.  Pro Forma Financial Information...........  Selected Historical and Pro Forma
                                                    Financial Data; Financial Statements

  6.  Material Contacts with the Company Being
      Acquired..................................  Not Applicable

  7.  Additional Information Required for
        Reoffering by Persons and Parties Deemed
      to be Underwriters........................  Not Applicable

  8.  Interests of Named Experts and Counsel....  Not Applicable

  9.  Disclosure of Commission Position on
        Indemnification For Securities Act
      Liabilities...............................  Not Applicable

                            B. INFORMATION ABOUT THE REGISTRANT

 10.  Information with Respect to S-3
      Registrants...............................  Not Applicable

 11.  Incorporation of Certain Information by
      Reference.................................  Not Applicable

 12.  Information With Respect to S-2 or S-3
      Registrants...............................  Not Applicable

 13.  Incorporation of Certain Information by
      Reference.................................  Not Applicable

 14.  Information with Respect to Registrants
      Other Than S-2 or S-3 Registrants.........  Summary; Risk Factors; The Acquisition;
                                                    The Simmons ESOP; Capitalization;
                                                    Selected Historical and Pro Forma
                                                    Financial Data; Management's Discussion
                                                    and Analysis of Financial Condition and
                                                    Results of Operations; Business;
                                                    Managment; Ownership of Voting
                                                    Securities; Certain Transactions;
                                                    Capital Structure; Financial Statements

           FORM S-4 ITEM NUMBER AND CAPTION                 LOCATION IN PROSPECTUS
      ------------------------------------------  ------------------------------------------
                      C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

 15.  Information with Respect to S-3
      Companies.................................  Not Applicable

 16.  Information with Respect to S-2 or S-3
      Companies.................................  Not Applicable

 17.  Information with Respect to Companies
      Other Than S-2 or S-3 Companies...........  Not Applicable

                            D. VOTING AND MANAGEMENT INFORMATION

 18.  Information if Proxies, Consents or
      Authorizations Are to be Solicited........  Not Applicable

 19.  Information if Proxies, Consents or
        Authorizations Are Not to be Solicited,
        or in an Exchange Offer.................  The Exchange Offer; Management; Ownership
                                                    of Voting Securities; Certain
                                                    Transactions

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a corporation to indemnify and advance reasonable expenses to any person who was a party, is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    The Company's Amended and Restated Articles of Incorporation and Bylaws each include indemnification provisions that mirror the language of the statute. In addition, the Company's Bylaws provide that, subject to any limitation in the Company's Articles of Incorporation, the Company may indemnify a director or officer to the fullest extent permitted by law, including, without limitation, DGCL Sec.145. Consequently, a director or officer of the Company or a person serving at the request of the Company in the above-named capacities will be fully indemnified against such judgments, penalties, fines, settlements and reasonable expenses actually incurred, except if: (1) the person did not conduct himself in good faith and did not reasonably believe his conduct was in the corporation's best interests; or (2) in the case of any criminal action or proceeding, the person had reasonable cause to believe his conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    The Company's Amended and Restated Articles of Incorporation also contain a provision eliminating liability to the Company or its shareholders for monetary damages from breach of fiduciary duty as a director. The inclusion of these indemnification provisions in the Company's Amended and Restated Articles of Organization and Bylaws is intended to enable the Company to attract qualified persons to serve as directors and officers who might otherwise be reluctant to do so.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

       EXHIBIT
        NUMBER                               DESCRIPTION OF EXHIBITS
     ------------  ---------------------------------------------------------------------------
     2+            Agreement of Merger between Simmons Acquisition Corp. and the Company, dated March 22, 1996
     3(i)+         Amended and Restated Certificate of Incorporation of the Company
     3(ii)+        By-laws of the Company adopted by the Company
     4.1+          Indenture between the Company and SunTrust Bank, as Trustee, dated as of
                     April 18, 1996.
     4.2+          Exchange and Registration Rights Agreement between the Company and Chase
                     Securities Inc. dated April 18, 1996.
     4.3+          Letter of Transmittal.
     5             Opinion of Gibson, Dunn & Crutcher.
     8             Opinion of Gibson, Dunn & Crutcher regarding tax matters.

     10.1+         Stock Purchase Agreement between management stockholders, Merrill Lynch
                     Capital Appreciation Partnership No. B-XI, L.P., MLCP Associates L.P. No.
                     II, ML IBK Positions Inc., ML Offshore LBO Partnership No. B-XI, Merrill
                     Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, Merchant Banking
                     L.P. No. IV and the Company, Simmons Holdings, Inc., Simmons Acquisition
                     Corp. and NationsBank N.A. (South), solely as Trustee for the Simmons
                     Employee Stock Ownership Trust dated as of February 21, 1994.
     10.2+         Consolidated ESOP Loan Agreement between the Company and the Employee Stock
                     Ownership Trust dated March 22, 1996.
     10.3+         Consolidated Pledge Agreement between the Company and the Employee Stock
                     Ownership Trust dated March 22, 1996.
     10.4+         Amended Agreement of Trust between the Company and NationsBank N.A. (South)
                     dated as of March 22, 1996.
     10.5+         Second Amendment to the ESOP dated March 22, 1996.
     10.6+         1996 Stockholders' Agreement among the Company, the Simmons Company
                     Employee Stock Ownership Trust and Simmons Holdings, Inc. dated as of
                     March 22, 1996.
     10.7+         Purchase Agreement between the Company and Chase Securities Inc. dated as of April 15, 1996.
     10.8+         Credit Agreement among the Company, Chemical Bank, as Administrative Agent, and the lenders party thereto, dated as of March 22, 1996.
     10.9+         Security Agreement made by the Company in favor of Chemical Bank, as
                     Administrative Agent, dated as of March 22, 1996.
     10.10+        Services and Expenses Agreement between the Company and Holdings, dated as of March 22, 1996.
     10.11+        Parent Option Agreement between the Company and Holdings, dated as of March
                     22, 1996.
     10.12+        Agreement for Management Advisory and Consulting Services between
                     Investcorp International, Inc. and the Company, dated as of March 22,
                     1996.
     10.13+        The Management Stock Incentive Plan of Simmons Holdings, Inc. established as of March 22, 1996.
     10.14+        Form of Stock Purchase Agreement
     10.15+        Form of Stock Option Agreement
     10.16+        Form of Bonus Stock Purchase Agreement
     10.17+        Form of Anti-Dilution Stock Option Agreement
     10.18+        Form of Bonus Agreement
     10.19+        Form of Stock Acquisition Agreement
     10.20+        Labor Agreement between the Company and the Miscellaneous Warehousemen,
                     Drivers and Helpers Union, Local No. 986 affiliated with the
                     International Brotherhood of Teamsters covering warehouse employees, truck drivers and shipping and receiving clerks for the period August 1,
                     1995 to August 1, 1998.
     10.21+        Labor Agreement between the Company and United Furniture Workers of
                     America, Local #262, A.F.L.-C.I.O. covering production and maintenance employees working at the San Leandro, California plant for the period
                     August 1, 1995 to August 1, 1998.
     10.22+        Labor Agreement between the Company and ILWU Local 142 covering all full-
                     time production and maintenance employees for the period from January 15,
                     1994 to January 15, 1999.
     10.23+        Labor Agreement between the Company and Buckeye Lodge Lodge #55 of the
                     International Association of Machinists and Aerospace Workers, Columbus,
                     Ohio covering maintenance technicians for the period from December 31,
                     1995 to December 31, 1997.
     10.24+        Labor Agreement between the Company and The International Association of
                     Machinists and Aerospace Workers, Local No. 315 of District No. 15,
                     A.F.L.-C.I.O. covering all mechanics at the Piscataway, New Jersey plant of the Company for the period from December 10, 1995 to December 10,
                     1998.

     10.25+        Master Multi-Plan Working Ageement between the Company and The United Steel
                     Workers of America, A.F.L., C.I.O., C.L.C. (Upholstery Industries
                     Division) through its Locals 63, 424, 422, 420, ,425, 173 and 515 covering various employees in the Atlanta, Georgia; Columbus, Ohio;
                     Dallas, Texas; Piscataway, New Jersey; Jacksonville, Florida; Kansas
                     City; Missouri; and Los Angeles, California plants of the Company for the period from October 15, 1994 to October 15, 1997.
     10.26+        Loan Finance and Advisory Services Agreement dated as of March 22, 1996 between Investcorp International Inc. and the Company.
     10.27+        Mergers and Acquisitions Advisory Agreement dated as of March 22, 1996 between Investcorp International Inc. and the Company.
     10.28+        Lease between the Company, as tenant, and Leadership Group, Inc. as landlord, dated November 4, 1987, for premises in Grove City, Ohio. (i)
                     Amendment dated April 1, 1988.
     10.29+        Lease between the Company, as tenant, and Security Capital Industrial
                     Trust, as landlord, dated December 16, 1988, for premises in Aurora,
                     Colorado.
     10.30+        Lease between the Company, as tenant, and 365 South Randolphville, L.P., as assignee of 287 Industrial park, as landlord, dated September 16, 1988, for premises in Piscataway, New Jersey.
     10.31+        Lease between the Company, as tenant, and The Prudential Insurance Company of America, as landlord, dated June 19, 1973, for premises in
                     Jacksonville, Florida, as amended August 17,1992 and June 1, 1994.
     10.32+        Lease between the Company, as tenant, and Hunter Industrial Venture, as landlord, dated September 22, 1986, for premises in Kansas City,
                     Missouri. (i) Amendment dated July 31, 1989 (ii) Amendment dated February
                     27, 1990 (iii) Second Amendment to Lease
     10.33+        Lease between the Company, as tenant, and 20100 S. Alameda Property Co.
                     (assignee of Overton, Moore & Associates), as landlord, dated March 12,
                     1974, for premises in Compton, California. (i) First Amendment dated
                     October 2, 1974 (ii) Second Amendment dated as of September 17, 1984
                     (iii) Third Amendment dated as of September 18, 1984 (iv) Fourth
                     Amendment dated as of June 28, 1993
     10.34+        Lease between the Company, as tenant, and Glenn Rudel (d/b/a Rudel
                     Development), as landlord, dated June 18, 1987, for premises in Phoenix,
                     Arizona. (i) Addendum dated June 18, 1987 (ii) Second Addendum dated
                     March 28, 1989
     10.35+        Lease between the Company, as tenant, and Bluefin Associates, as landlord, dated December 4, 1987, for premises in Agawam, Massachusetts. (i) First
                     Amendment dated October 5, 1993
     10.36+        Lease between the Company, as tenant, and Concourse I, Ltd., as landlord, dated August 1, 1992, for premises in Atlanta, Georgia.
     10.37+        Lease between the Company, as tenant, and John W. Rooker, as landlord, dated October 23, 1991, for premises in Mableton, Georgia. (i) First
                     Amendment dated as of December 10, 1991 (ii) Second Amendment dated as of
                     July 14, 1992
     10.38+        Lease between the Company, as tenant, and CK-Childress Klein #8 Limited
                     Partnership, as landlord, dated May 5, 1993, for premises in Charlotte,
                     North Carolina. (i) First Amendment dated February 6, 1994
     10.39+        Lease between the Company, as tenant, and St. Paul Properties, Inc., as landlord, dated February 5, 1993, for premises in Carrollton, Texas.
     10.40+        Lease between the Company, as tenant, and Moon & Hart, as landlord, dated
                     November 30, 1992, for premises in Ewa Beach, Hawaii.
     10.41+        Lease between the Company, as tenant, and 1700 Fairway Drive Associates, as landlord, dated September 30, 1992, for premises in San Leandro,
                     California. (i) Amendment to Lease dated July 1, 1993
     10.42+        Lease between the Company, as tenant, and Hill-Raaum Investment Company, as landlord, dated December 19, 1991, for premises in Bellevue, Washington.
     10.43+        Lease between Simmons Caribbean Bedding, Inc., as tenant, and ALFA Casting
                     Corporation, as landlord, dated May 25, 1989, for premises in Toa Baja,
                     Puerto Rico. (i) Modification of Lease Agreement dated April 7, 1994

     10.44+        Lease between the Company, as tenant, and St. Paul Properties, Inc., as landlord, dated October 19, 1994 for premises in Gwinnett County,
                     Georgia.
     10.45+        Lease between the Company, as tenant, and Liberty Property Limited
                     Partnership (assignee of Simmons Associates, L.P.), as landlord, dated as of October 7, 1994 for premises in Spotsylvania County, Virginia. (i)
                     First Amendment dated as of October 28, 1994
     10.46+        Lease between the Company and Eagle Warren Properties, successors to B.F.
                     Saul Real Estate Investment Trust, dated July 15, 1977 for premises in
                     Norcross, Georgia. (i) Amendment
     10.47+        Loan Agreement, dated as of November 1, 1982, between the City of
                     Janesville, Wisconsin and the Company, as successor by merger to Simmons
                     Manufacturing Company, Inc., relating to $9,700,000 City of Janesville,
                     Wisconsin Industrial Development Revenue Bond (Simmons Manufacturing
                     Company, Inc. Project) Series 1982.
     10.48+        Down Products Trademark License Agreement, dated January 4, 1991 between
                     Simmons, as Licensor, and Louisville Bedding Co., as Licensee.
     10.49+        Down Products Trademark License Agreement, dated January 1, 1995 between
                     Simmons, as Licensor, and Louisville Bedding Co., as Licensee.
     10.50+        Amended and Restated Trademark License Agreement dated as of April 14, 1986
                     (as restated November 28, 1990) between Simmons, as Licensor, and
                     Louisville Bedding Co., as Licensee.
     10.51+        Trademark License Agreement, dated as of July 13, 1990 between Simmons, as
                     Licensor, and Simmons Upholstered Furniture Inc., as Licensee
     10.52+        Patent and Technology License Agreement, dated as of July 13, 1990 between
                     Simmons Company as Licensor and Simmons Upholstered Furniture Inc. as
                     Licensee
     10.53+        Agreement dated as of October 30, 1986 between Simmons, as Licensor, and
                     Simmons Universal Corporation, as Licensee.
     10.54+        Woolmark License Agreement, dated as of October 21, 1988 between the Wool
                     Bureau Incorporated and Simmons.
     10.55+        License Agreement, dated as of June 29, 1990 between Simmons, Simmons I.P.
                     Inc., as Licensor, and Simmons Canada Inc., as Licensee.
     10.56+        Industrial Property License Agreement, Areas 1-5, dated as of April 9, 1987 as between Simmons, and INFO Establishment, as Licensor and
                     Christie-Tyler PLC, as Licensee.
     10.57+        Existing Territory License Agreement, dated as of June 30, 1987 between
                     Simmons and SJL Investments Limited.
     10.58+        Trademark License Agreement, dated as of May 21, 1990 as between Simmons, as Licensor, and Compania Simmons S.A. de C.V. as Licensee.
     10.59+        Master Agreement, dated as of December 7, 1993 between Simmons and N.V. B
                     Linea.
     10.60+        Assignment, dated as of December 7, 1993 between Simmons and N.V. B Linea.
     10.61+        Security Agreement, dated as of December 7, 1993 between Simmons and N.V. B
                     Linea.
     10.62+        Software License Agreement, undated, between Simmons and J.D. Edwards &
                     Company.
     10.63+        Employment Agreement dated November 5, 1993 between the Company and Zenon
                     S. Nie as amended September 12, 1995.
     12+           Statement re: Computation of Ratio of Earnings to Fixed Charges.
     21+           Subsidiaries of the Company.
     23.1+         Consent of Coopers & Lybrand L.L.P.
     23.2+         Consent of Arthur Andersen LLP
     23.3          Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5 and 8)
     25+           Statement of Eligibility of Trustee.
     27+           Financial Data Schedule


- ------------

+ previously filed

    (b) Financial Statement Schedules:

        1. Financial Statement Schedules filed herewith:

        None applicable

ITEM 22. UNDERTAKINGS

    (a) The Company undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Company undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (c) The Company undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on August 1, 1996.


                                          SIMMONS COMPANY


                                          By:
                                                           *

                                              ..................................

                                                        Zenon S. Nie
                                               Chairman of the Board and Chief
                                                      Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 1, 1996.



                    NAME                                           TITLE
- ---------------------------------------------  ---------------------------------------------

                      *                        Chairman of the Board of Directors,
 .............................................    Chief Executive Officer and Director
                Zenon S. Nie                     (Principal Executive Officer)

                      *                        Senior Executive Vice President and Director
 .............................................
             Martin R. Passaglia

                      *                        Executive Vice President--Finance and
 .............................................    Administration, Chief Financial Officer and
             Jonathan C. Daiker                  Director (Principal Financial and
                                                 Accounting Officer)

                      *                        Director
 .............................................
                Savio W. Tung

                      *                        Director
 .............................................
           Christopher J. O'Brien

                      *                        Director
 .............................................
            Charles J. Philippin

                      *                        Director
 .............................................
                Jon P. Hedley


*By        /s/ ROGER W. FRANKLIN
    ..................................
            Roger W. Franklin
             Attorney-in-Fact

                               INDEX TO EXHIBITS


       EXHIBIT
        NUMBER                               DESCRIPTION OF EXHIBITS
     ------------  ---------------------------------------------------------------------------
     2+            Agreement of Merger between Simmons Acquisition Corp. and the Company, dated March 22, 1996
     3(i)+         Amended and Restated Certificate of Incorporation of the Company
     3(ii)+        By-laws of the Company adopted by the Company
     4.1+          Indenture between the Company and SunTrust Bank, as Trustee, dated as of
                     April 18, 1996.
     4.2+          Exchange and Registration Rights Agreement between the Company and Chase
                     Securities Inc. dated April 18, 1996.
     4.3+          Letter of Transmittal.
     5             Opinion of Gibson, Dunn & Crutcher.
     8             Opinion of Gibson, Dunn & Crutcher regarding tax matters.
     10.1+         Stock Purchase Agreement between management stockholders, Merrill Lynch
                     Capital Appreciation Partnership No. B-XI, L.P., MLCP Associates L.P. No.
                     II, ML IBK Positions Inc., ML Offshore LBO Partnership No. B-XI, Merrill
                     Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, Merchant Banking
                     L.P. No. IV and the Company, Simmons Holdings, Inc., Simmons Acquisition
                     Corp. and NationsBank N.A. (South), solely as Trustee for the Simmons
                     Employee Stock Ownership Trust dated as of February 21, 1994.
     10.2+         Consolidated ESOP Loan Agreement between the Company and the Employee Stock
                     Ownership Trust dated March 22, 1996.
     10.3+         Consolidated Pledge Agreement between the Company and the Employee Stock
                     Ownership Trust dated March 22, 1996.
     10.4+         Amended Agreement of Trust between the Company and NationsBank N.A. (South)
                     dated as of March 22, 1996.
     10.5+         Second Amendment to the ESOP dated March 22, 1996.
     10.6+         1996 Stockholders' Agreement among the Company, the Simmons Company
                     Employee Stock Ownership Trust and Simmons Holdings, Inc. dated as of
                     March 22, 1996.
     10.7+         Purchase Agreement between the Company and Chase Securities Inc. dated as of April 15, 1996.
     10.8+         Credit Agreement among the Company, Chemical Bank, as Administrative Agent, and the lenders party thereto, dated as of March 22, 1996.
     10.9+         Security Agreement made by the Company in favor of Chemical Bank, as
                     Administrative Agent, dated as of March 22, 1996.
     10.10+        Services and Expenses Agreement between the Company and Holdings, dated as of March 22, 1996.
     10.11+        Parent Option Agreement between the Company and Holdings, dated as of March
                     22, 1996.
     10.12+        Agreement for Management Advisory and Consulting Services between
                     Investcorp International, Inc. and the Company, dated as of March 22,
                     1996.
     10.13+        The Management Stock Incentive Plan of Simmons Holdings, Inc. established as of March 22, 1996.
     10.14+        Form of Stock Purchase Agreement
     10.15+        Form of Stock Option Agreement
     10.16+        Form of Bonus Stock Purchase Agreement
     10.17+        Form of Anti-Dilution Stock Option Agreement
     10.18+        Form of Bonus Agreement
     10.19+        Form of Stock Acquisition Agreement
     10.20+        Labor Agreement between the Company and the Miscellaneous Warehousemen,
                     Drivers and Helpers Union, Local No. 986 affiliated with the
                     International Brotherhood of Teamsters covering warehouse employees, truck drivers and shipping and receiving clerks for the period August 1,
                     1995 to August 1, 1998.
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
     10.21+        Labor Agreement between the Company and United Furniture Workers of
                     America, Local #262, A.F.L.-C.I.O. covering production and maintenance employees working at the San Leandro, California plant for the period
                     August 1, 1995 to August 1, 1998.
     10.22+        Labor Agreement between the Company and ILWU Local 142 covering all full-
                     time production and maintenance employees for the period from January 15,
                     1994 to January 15, 1999.
     10.23+        Labor Agreement between the Company and Buckeye Lodge Lodge #55 of the
                     International Association of Machinists and Aerospace Workers, Columbus,
                     Ohio covering maintenance technicians for the period from December 31,
                     1995 to December 31, 1997.
     10.24+        Labor Agreement between the Company and The International Association of
                     Machinists and Aerospace Workers, Local No. 315 of District No. 15,
                     A.F.L.-C.I.O. covering all mechanics at the Piscataway, New Jersey plant of the Company for the period from December 10, 1995 to December 10,
                     1998.
     10.25+        Master Multi-Plan Working Ageement between the Company and The United Steel
                     Workers of America, A.F.L., C.I.O., C.L.C. (Upholstery Industries
                     Division) through its Locals 63, 424, 422, 420, ,425, 173 and 515 covering various employees in the Atlanta, Georgia; Columbus, Ohio;
                     Dallas, Texas; Piscataway, New Jersey; Jacksonville, Florida; Kansas
                     City; Missouri; and Los Angeles, California plants of the Company for the period from October 15, 1994 to October 15, 1997.
     10.26+        Loan Finance and Advisory Services Agreement dated as of March 22, 1996 between Investcorp International Inc. and the Company.
     10.27+        Mergers and Acquisitions Advisory Agreement dated as of March 22, 1996 between Investcorp International Inc. and the Company.
     10.28+        Lease between the Company, as tenant, and Leadership Group, Inc. as landlord, dated November 4, 1987, for premises in Grove City, Ohio. (i)
                     Amendment dated April 1, 1988.
     10.29+        Lease between the Company, as tenant, and Security Capital Industrial
                     Trust, as landlord, dated December 16, 1988, for premises in Aurora,
                     Colorado.
     10.30+        Lease between the Company, as tenant, and 365 South Randolphville, L.P., as assignee of 287 Industrial park, as landlord, dated September 16, 1988, for premises in Piscataway, New Jersey.
     10.31+        Lease between the Company, as tenant, and The Prudential Insurance Company of America, as landlord, dated June 19, 1973, for premises in
                     Jacksonville, Florida as amended August 17, 1992 and June 1, 1994.
     10.32+        Lease between the Company, as tenant, and Hunter Industrial Venture, as landlord, dated September 22, 1986, for premises in Kansas City,
                     Missouri. (i) Amendment dated July 31, 1989 (ii) Amendment dated February
                     27, 1990 (iii) Second Amendment to Lease
     10.33+        Lease between the Company, as tenant, and 20100 S. Alameda Property Co.
                     (assignee of Overton, Moore & Associates), as landlord, dated March 12,
                     1974, for premises in Compton, California. (i) First Amendment dated
                     October 2, 1974 (ii) Second Amendment dated as of September 17, 1984
                     (iii) Third Amendment dated as of September 18, 1984 (iv) Fourth
                     Amendment dated as of June 28, 1993
     10.34+        Lease between the Company, as tenant, and Glenn Rudel (d/b/a Rudel
                     Development), as landlord, dated June 18, 1987, for premises in Phoenix,
                     Arizona. (i) Addendum dated June 18, 1987 (ii) Second Addendum dated
                     March 28, 1989
     10.35+        Lease between the Company, as tenant, and Bluefin Associates, as landlord, dated December 4, 1987, for premises in Agawam, Massachusetts. (i) First
                     Amendment dated October 5, 1993
     10.36+        Lease between the Company, as tenant, and Concourse I, Ltd., as landlord, dated August 1, 1992, for premises in Atlanta, Georgia.
     10.37+        Lease between the Company, as tenant, and John W. Rooker, as landlord, dated October 23, 1991, for premises in Mableton, Georgia. (i) First
                     Amendment dated as of December 10, 1991 (ii) Second Amendment dated as of
                     July 14, 1992
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
     10.38+        Lease between the Company, as tenant, and CK-Childress Klein #8 Limited
                     Partnership, as landlord, dated May 5, 1993, for premises in Charlotte,
                     North Carolina. (i) First Amendment dated February 6, 1994
     10.39+        Lease between the Company, as tenant, and St. Paul Properties, Inc., as landlord, dated February 5, 1993, for premises in Carrollton, Texas.
     10.40+        Lease between the Company, as tenant, and Moon & Hart, as landlord, dated
                     November 30, 1992, for premises in Ewa Beach, Hawaii.
     10.41+        Lease between the Company, as tenant, and 1700 Fairway Drive Associates, as landlord, dated September 30, 1992, for premises in San Leandro,
                     California. (i) Amendment to Lease dated July 1, 1993
     10.42+        Lease between the Company, as tenant, and Hill-Raaum Investment Company, as landlord, dated December 19, 1991, for premises in Bellevue, Washington.
     10.43+        Lease between Simmons Caribbean Bedding, Inc., as tenant, and ALFA Casting
                     Corporation, as landlord, dated May 25, 1989, for premises in Toa Baja,
                     Puerto Rico. (i) Modification of Lease Agreement dated April 7, 1994
     10.44+        Lease between the Company, as tenant, and St. Paul Properties, Inc., as landlord, dated October 19, 1994 for premises in Gwinnett County,
                     Georgia.
     10.45+        Lease between the Company, as tenant, and Liberty Property Limited
                     Partnership (assignee of Simmons Associates, L.P.), as landlord, dated as of October 7, 1994 for premises in Spotsylvania County, Virginia. (i)
                     First Amendment dated as of October 28, 1994
     10.46+        Lease between the Company and Eagle Warren Properties, successors to B.F.
                     Saul Real Estate Investment Trust, dated July 15, 1977 for premises in
                     Norcross, Georgia. (i) Amendment
     10.47+        Loan Agreement, dated as of November 1, 1982, between the City of
                     Janesville, Wisconsin and the Company, as successor by merger to Simmons
                     Manufacturing Company, Inc., relating to $9,700,000 City of Janesville,
                     Wisconsin Industrial Development Revenue Bond (Simmons Manufacturing
                     Company, Inc. Project) Series 1982.
     10.48+        Down Products Trademark License Agreement, dated January 4, 1991 between
                     Simmons, as Licensor, and Louisville Bedding Co., as Licensee.
     10.49+        Down Products Trademark License Agreement, dated January 1, 1995 between
                     Simmons, as Licensor, and Louisville Bedding Co., as Licensee.
     10.50+        Amended and Restated Trademark License Agreement dated as of April 14, 1986
                     (as restated November 28, 1990) between Simmons, as Licensor, and
                     Louisville Bedding Co., as Licensee.
     10.51+        Trademark License Agreement, dated as of July 13, 1990 between Simmons, as
                     Licensor, and Simmons Upholstered Furniture Inc., as Licensee
     10.52+        Patent and Technology License Agreement, dated as of July 13, 1990 between
                     Simmons Company as Licensor and Simmons Upholstered Furniture Inc. as
                     Licensee
     10.53+        Agreement dated as of October 30, 1986 between Simmons, as Licensor, and
                     Simmons Universal Corporation, as Licensee.
     10.54+        Woolmark License Agreement, dated as of October 21, 1988 between the Wool
                     Bureau Incorporated and Simmons.
     10.55+        License Agreement, dated as of June 29, 1990 between Simmons, Simmons I.P.
                     Inc., as Licensor, and Simmons Canada Inc., as Licensee.
     10.56+        Industrial Property License Agreement, Areas 1-5, dated as of April 9, 1987 as between Simmons, and INFO Establishment, as Licensor and
                     Christie-Tyler PLC, as Licensee.
     10.57+        Existing Territory License Agreement, dated as of June 30, 1987 between
                     Simmons and SJL Investments Limited.
     10.58+        Trademark License Agreement, dated as of May 21, 1990 as between Simmons, as Licensor, and Compania Simmons S.A. de C.V. as Licensee.
     10.59+        Master Agreement, dated as of December 7, 1993 between Simmons and N.V. B
                     Linea.
     10.60+        Assignment, dated as of December 7, 1993 between Simmons and N.V. B Linea.
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
     10.61+        Security Agreement, dated as of December 7, 1993 between Simmons and N.V. B
                     Linea.
     10.62+        Software License Agreement, undated, between Simmons and J.D. Edwards &
                     Company.
     10.63+        Employment Agreement dated November 5, 1993 between the Company and Zenon
                     S. Nie as amended October 5, 1995.
     12+           Statement re: Computation of Ratio of Earnings to Fixed Charges.
     21+           Subsidiaries of the Company.
     23.1+         Consent of Coopers & Lybrand L.L.P.
     23.2+         Consent of Arthur Andersen LLP
     23.3          Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5 and 8)
     25+           Statement of Eligibility of Trustee.
     27+           Financial Data Schedule
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+ previously filed